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                                                                    Exhibit 99.2
                           MI ACQUISITION CORPORATION
                             PROXY FOR COMMON STOCK
                      SOLICITED BY THE BOARD OF DIRECTORS
                    FOR THE SPECIAL MEETING OF SHAREHOLDERS
                                          , 1999

    The undersigned shareholder of MI Acquisition Corporation ("MIAC") hereby appoints James F. Dlugosch and Tom S. Nelson or either of them, as attorneys, agents and proxies of the undersigned, with full power of substitution in each of them, to vote, in the name and on behalf of the undersigned at the Special Meeting of Shareholders (the "Special Meeting") of MIAC to be held on September
  , 1999 at 10:00 a.m., at 220 South Sixth Street, Suite 300, Minneapolis, Minnesota, and at all adjournments thereof, all of the shares of common stock of MIAC which the undersigned would be entitled to vote if personally present, with all powers the undersigned would possess if personally present.

    PROPOSAL--To approve and adopt the Agreement and Plan of Merger, dated as of May 16, 1999 (the "merger agreement"), by and among MIAC, Kinnard Investments, Inc., a Minnesota corporation ("Kinnard") and Peachtree Acquisition, Inc., a Minnesota corporation and a wholly owned subsidiary of Kinnard ("Merger Subsidiary"), and to approve the transactions contemplated thereby, including the merger of MIAC with and into Merger Subsidiary.
    ________ FOR        ________ AGAINST        ________ ABSTAIN

    The Board of Directors recommends a vote "FOR" this proposal.

    The undersigned hereby acknowledges receipt of the Notice of Special Meeting
and the Joint Proxy Statement/Prospectus dated            , 1999 relating to the
Special Meeting.

          (CONTINUED, AND TO BE SIGNED AND DATED, ON THE REVERSE SIDE)
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    ALL SHARES WILL BE VOTED AS SPECIFIED. IF NO CHOICE IS SPECIFIED, THE SHARES
WILL BE VOTED FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND AT THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

    Either of said attorneys or their substitutes who shall be present and act, or if only one shall attend, then that one, shall have and may exercise all the powers of said attorneys hereunder.

    When signing as attorney, guardian, executor, administrator or trustee, please give title. If the signer is a corporation, please give the full corporate name, and sign by a duly authorized officer, showing the officer's title. EACH joint owner is required to sign.
                                                  Dated: ___________, 1999

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                                                  (Signature)

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                                                  (Joint Owner's Signature)

                 PLEASE EXECUTE AND RETURN THIS PROXY PROMPTLY.
                     YOUR COOPERATION WILL BE APPRECIATED.